Exhibit 99.1

PRESS RELEASE

For Immediate Release

CSG Systems INTERNATIONAL reports results

for fourth quarter and full year 2014

2 million Comcast Customers Converted to CSG Solution

Company Announces 3-year, $150 million Share Buyback and 11% Increase in Annual Dividend

ENGLEWOOD, COLO. (February 4, 2015) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading global provider of interactive transaction-driven solutions and services, today reported results for the quarter and full year ended December 31, 2014.

Key Financial Highlights:

•	Fourth quarter 2014 results:
•	Total revenues were $193.7 million.
•	Non-GAAP operating income was $32.1 million, or 16.6% of total revenues and GAAP operating income was $19.1 million, or 9.9% of total revenues.
•	Non-GAAP earnings per diluted share (EPS) was $0.61. GAAP EPS was $0.38.
•	Cash flows from operations were $47.7 million.
•	Full year 2014 results:
•	Total revenues were $751.3 million.
•	Non-GAAP operating income was $121.7 million, or 16.2% of total revenues and GAAP operating income was $75.7 million, or 10.1% of total revenues.
•	Non-GAAP EPS was $2.12. GAAP EPS was $1.10.
•	Cash flows from operations were $83.7 million.
•

CSG paid its quarterly cash dividend of $0.1575 per share of common stock, or a total of approximately $5 million, to shareholders on December 19, 2014, bringing the total 2014 dividend payments to approximately $21 million.

•

During the fourth quarter and the full year 2014, CSG repurchased, under its stock repurchase program, approximately 541,000 shares of its common stock for approximately $13.9 million (weighted-average price of $25.62 per share) and approximately 733,000 shares of its common stock for approximately $19.1 million (weighted-average price of $26.05 per share), respectively.

•	CSG converted over 2 million Comcast customer accounts onto its system.

CSG Systems International, Inc.

February 4, 2015

•	CSG announced an increase in its capital allocation to shareholders, and an improvement in its capital structure, which includes the following key items:
•	An 11% increase in its annual dividend effective for the first quarter of 2015;
•	An increase in planned share repurchases of up to $150 million under its Share Repurchase Program over the next three years,
•	An amendment to CSG’s current credit agreement to provide additional capital capacity and flexibility in managing its capital structure over the next five years.

“We enter 2015 with several opportunities to continue to accelerate the long-term growth in our revenues and earnings and at the same time invest in our business,” said Peter Kalan, chief executive officer and president for CSG International.  “First, we are growing our recurring revenues through our North American cable market share wins and with our early successes on our international managed services business.  Next, we are the go-to provider for any company looking to monetize their video and digital services in new ways.  Third, we are able to expand our margins through the scale of our processing business and through prudent cost management.  And finally, with the visibility that we have into our business, we are increasing our share buyback and dividend while maintaining the flexibility to use our balance sheet to be opportunistic with our investments in the business.”

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended December 31,			Year Ended December 31,
	2014	2013	Percent Change	2014	2013	Percent Change
Revenues	$193,697	$194,549	(0)%	$751,286	$747,468	1%
Non-GAAP Results:
Operating Income	$32,082	$35,812	(10)%	$121,722	$123,187	(1)%
Operating Income Margin	16.6%	18.4%	—	16.2%	16.5%	—
EPS	$0.61	$0.63	(3)%	$2.12	$2.21	(4)%
GAAP Results:
Operating Income	$19,125	$16,435	16%	$75,690	$76,704	(1)%
Operating Income Margin	9.9%	8.4%	—	10.1%	10.3%	—
EPS	$0.38	$0.27	41%	$1.10	$1.56	(29)%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

Revenues: Total revenues for the fourth quarter of 2014 were $193.7 million, a slight decrease when compared to revenues of $194.5 million for the fourth quarter of 2013, and a 5% increase when compared to $185.0 million for the third quarter of 2014. The sequential quarterly increase can be attributed to the stronger revenues CSG typically experiences during the fourth quarter.  Total revenues for the full year 2014 were $751.3 million, a 1% increase when compared to revenues of $747.5 million for the full year 2013.  The year-over-year increase in annual revenues is due mainly to the strong growth in processing revenues CSG experienced during 2014, which

CSG Systems International, Inc.

February 4, 2015

more than offset lower software and services revenues for the year and the $13 million year-over-year impact of two business divestitures completed in the second half of 2013.

Non-GAAP Results: Non-GAAP operating income for the fourth quarter of 2014 was $32.1 million, or 16.6% of total revenues, compared to $35.8 million, or 18.4%, for the fourth quarter of 2013. Non-GAAP operating income for the third quarter of 2014 was $29.9 million, or 16.2% of total revenues.

Non-GAAP operating income for the full year 2014 was $121.7 million, or 16.2% of total revenues, which compares to $123.2 million, or 16.5% of total revenues for the full year 2013.

Non-GAAP EPS for the fourth quarter of 2014 was $0.61, compared to $0.63 for the fourth quarter of 2013, and $0.49 for the third quarter of 2014. This 2014 fourth quarter EPS amount included a $0.05 benefit related to a better than expected income tax rate for the quarter of 34%, compared to the previous expectation of 40%.  The sequential quarterly increase in non-GAAP EPS can be attributed to a lower non-GAAP effective income tax rate for the quarter, and the higher sequential revenues between periods.  Non-GAAP EPS for the full year 2014 was $2.12, compared to non-GAAP EPS of $2.21 for the full year 2013, with the decrease due to higher diluted shares outstanding, and to a lesser degree, a slightly higher non-GAAP effective income tax rate.

GAAP Results: GAAP operating income for the fourth quarter of 2014 was $19.1 million, or 9.9% of total revenues, compared to $16.4 million, or 8.4%, for the same period in 2013. GAAP operating income for the full year 2014 was $75.7 million, or 10.1% of total revenues, compared to $76.7 million, or 10.3% of total revenues for the full year 2013.

GAAP EPS for the fourth quarter of 2014 was $0.38, compared to $0.27 for the fourth quarter of 2013.  GAAP EPS for the full year 2014 was $1.10, compared to $1.56 for the full year 2013, with the 2013 GAAP EPS benefiting from an unusually low tax rate of 17%, which provided a benefit of $0.42 per diluted share.

Balance Sheet and Cash Flows

Balance Sheet: Certain key balance sheet items as of the indicated dates are as follows (in thousands):

	December 31, 2014	September 30, 2014	December 31, 2013
Cash, cash equivalents, and short-term investments	$201,800	$183,459	$210,837
Net billed trade accounts receivable (1)	184,369	191,024	178,511
Total long-term debt:
Par value	$270,000	$273,750	$285,000
Unamortized OID	(14,169)	(15,656)	(19,950)
Net debt carrying amount	$255,831	$258,094	$265,050
(1)	The higher trade accounts receivable balance at September 30, 2014, is primarily related to the timing around certain monthly customer payments.

CSG Systems International, Inc.

February 4, 2015

Cash Flows: Certain key operating cash flow items for the indicated periods then ended are as follows (in thousands):

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Cash Flows from Operating Activities:
Operations (2)	$30,675	$30,396	$105,914	$132,658
Changes in operating assets and liabilities (3)	17,070	9,656	(22,263)	(6,024)
Net cash provided by operating activities	$47,745	$40,052	$83,651	$126,634
Cash Flows from Investing Activities:
Purchases of property and equipment	$(4,579)	$(11,090)	$(25,985)	$(30,076)
Cash Flows from Financing Activities:
Dividend payments	$(5,069)	$(4,824)	$(20,530)	$(14,454)
Repurchase of common stock under stock repurchase program	(13,485)	—	(18,212)	(10,129)
Payments on long-term debt	(3,750)	(3,750)	(15,000)	(15,000)
(2)

Cash flows from operations for the full year 2014 compared to 2013 were lower due primarily to the following tax benefits realized in 2013: (i) reduction of certain tax allowances related to foreign operations; (ii) incremental R&D income tax credits claimed for development activities from previous years; and (iii) recognition of the 2012 R&D tax credits that were recognized in the first quarter of 2013 since the credit legislation was passed by Congress in January 2013.

(3)

Cash flows from changes in operating assets and liabilities for the full year 2014 were negatively impacted by unfavorable changes in working capital items, primarily related to the increases in trade accounts receivable and income tax payments.

Capital Planning Initiatives

CSG announced an increase in its capital allocation to shareholders, and an improvement in its capital structure, which includes the following key items:

•

An 11% increase in CSG’s current annual dividend from $0.63 per share to $0.70 per share, effective with the first quarterly dividend of $0.1750 per share recently declared by the Board in January, for payment on March 26, 2015.  This will result in an expected total dividend payout for the full year 2015 of approximately $23 million.

•

An increase in planned share repurchases of up to $150 million under its Share Repurchase Program over the next three years, which represents approximately 20% of the value of its current outstanding shares, facilitated by the following:

o

A 7.5 million increase in the number of authorized shares under CSG’s Board-approved Share Repurchase Plan, bringing the total number of remaining authorized shares under the program to approximately 9 million shares.

o

Under CSG’s plan, it may repurchase the shares in the open market or in privately negotiated transactions, including through an accelerated stock repurchase (ASR) plan or under a Rule 10b5-1 plan. The actual timing and amount of share repurchases will be dependent on then current market conditions and other business-related factors.

CSG Systems International, Inc.

February 4, 2015

o	The first $50 million of repurchases for 2015 are expected to be completed through an ASR plan, which is expected to be executed within the next few weeks.
•

CSG recently amended its current credit agreement, with the key terms of the amendment including an extension of the term of the agreement through January 2020, and upsizing the revolving credit facility from the previous level of $100 million to $200 million going forward.  The amended credit agreement provides CSG with additional capital capacity, and flexibility in managing its capital structure over the next five years, including options to settle its convertible debt that matures in early 2017.

“Overall, these actions reflect the strength and confidence CSG has in its business, and our commitment to return value to our shareholders,” said Randy Wiese, chief financial officer.

2015 Financial Guidance

CSG’s financial guidance for the full year 2015 is as follows:

Revenues	$750 - $770 million
Non-GAAP EPS	$2.20 - $2.30
GAAP EPS	$1.36 - $1.45
Non-GAAP Adjusted EBITDA	$154 - $158 million
Cash flows from operating activities	$100 - $115 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Conference Call

CSG will host a conference call on Wednesday, February 4, 2015, at 4:30 p.m. ET, to discuss CSG’s fourth quarter and full year results for 2014. The call will be carried live and archived on the Internet. A link to the conference call is available at http://ir.csgi.com. In addition, to reach the conference by phone, dial 1-888-500-6950 and ask the operator for the CSG International conference call and Liz Bauer, chairperson. A replay of the conference call will also be available until 7:30 p.m. ET on March 6, 2015, and can be accessed by calling 1-888-203-1112 and access code of 6596587.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com. Additional information can be found in the Investor Relations section of the web site.

About CSG International

CSG Systems International, Inc. (NASDAQ: CSGS) is a market-leading business support solutions and services company serving the majority of the top 100 global communications service providers, including leaders in fixed, mobile and next-generation networks such as AT&T, Comcast, DISH, Orange, Reliance, SingTel Optus, Telecom New Zealand, Telefonica, Time Warner Cable, T-Mobile, Verizon, Vivo and Vodafone. With over 30 years of experience and expertise in voice, video, data and content services, CSG International offers a broad portfolio of

CSG Systems International, Inc.

February 4, 2015

licensed and Software-as-a-Service (SaaS)-based products and solutions that help clients compete more effectively, improve business operations and deliver a more impactful customer experience across a variety of touch points. For more information, visit our website at www.csgi.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives over forty percent of its revenues from its three largest clients;
•	Continued market acceptance of CSG’s products and services;
•	Timing and success of previously announced client customer account migrations to CSG’s billing platform;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically-advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations as a result of increased dependency on software sales, which are subject to greater volatility;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Senior Vice President of Investor Relations & Strategic Communications

(303) 804-4065

E-mail: liz.bauer@csgi.com

CSG Systems International, Inc.

February 4, 2015

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$81,712	$82,686
Short-term investments	120,088	128,151
Total cash, cash equivalents, and short-term investments	201,800	210,837
Trade accounts receivable:
Billed, net of allowance of $3,323 and $2,359	184,369	178,511
Unbilled	42,439	38,365
Deferred income taxes	13,204	15,085
Income taxes receivable	7,851	3,815
Other current assets	28,470	28,762
Total current assets	478,133	475,375
Non-current assets:
Property and equipment, net of depreciation of $138,065 and $129,522	38,326	35,061
Software, net of amortization of $86,797 and $77,504	43,866	43,565
Goodwill	225,269	233,599
Client contracts, net of amortization of $88,585 and $75,382	46,903	55,191
Deferred income taxes	8,891	7,447
Income taxes receivable	1,333	1,930
Other assets	16,142	16,812
Total non-current assets	380,730	393,605
Total assets	$858,863	$868,980
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$22,500	$15,000
Client deposits	35,791	30,431
Trade accounts payable	37,052	33,376
Accrued employee compensation	51,441	58,434
Deferred revenue	40,004	47,131
Income taxes payable	984	2,814
Other current liabilities	23,375	19,620
Total current liabilities	211,147	206,806
Non-current liabilities:
Long-term debt, net of unamortized original issue discount of $14,169 and $19,950	233,331	250,050
Deferred revenue	9,648	9,221
Income taxes payable	1,613	1,909
Deferred income taxes	19,580	20,274
Other non-current liabilities	15,821	14,616
Total non-current liabilities	279,993	296,070
Total liabilities	491,140	502,876
Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000 shares authorized; 33,945 shares and 33,745 shares outstanding	667	658
Additional paid-in capital	493,108	473,190
Treasury stock, at cost, 32,763 and 32,030 shares	(757,478)	(738,372)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	6	41
Unrealized loss on change in fair value of interest rate swaps, net of tax	—	(98)
Cumulative foreign currency translation adjustments	(13,386)	1,674
Accumulated earnings	644,806	629,011
Total stockholders’ equity	367,723	366,104
Total liabilities and stockholders’ equity	$858,863	$868,980

CSG Systems International, Inc.

February 4, 2015

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Revenues:
Processing and related services	$142,413	$138,341	$562,109	$537,453
Software and services	30,032	31,939	102,585	118,988
Maintenance	21,252	24,269	86,592	91,027
Total revenues	193,697	194,549	751,286	747,468
Cost of revenues (exclusive of depreciation, shown separately below):
Processing and related services	72,068	64,031	277,084	253,756
Software and services	18,941	20,335	79,640	84,222
Maintenance	8,078	9,789	32,619	39,187
Total cost of revenues	99,087	94,155	389,343	377,165
Other operating expenses:
Research and development	26,939	26,315	104,712	110,008
Selling, general and administrative	40,013	41,924	153,488	152,553
Depreciation	3,605	4,254	14,084	18,633
Restructuring and reorganization charges	4,928	11,466	13,969	12,405
Total operating expenses	174,572	178,114	675,596	670,764
Operating income	19,125	16,435	75,690	76,704
Other income (expense):
Interest expense	(2,553)	(2,897)	(10,453)	(11,621)
Amortization of original issue discount	(1,487)	(1,377)	(5,781)	(5,352)
Interest and investment income, net	191	172	798	689
Other, net	1,439	149	1,268	1,099
Total other	(2,410)	(3,953)	(14,168)	(15,185)
Income before income taxes	16,715	12,482	61,522	61,519
Income tax provision	(4,083)	(3,401)	(24,563)	(10,168)
Net income	$12,632	$9,081	$36,959	$51,351

Weighted-average shares outstanding:
Basic	32,256	32,124	32,449	32,117
Diluted	33,372	33,831	33,736	32,873
Earnings per common share:
Basic	$0.39	$0.28	$1.14	$1.60
Diluted	0.38	0.27	1.10	1.56

Cash dividends declared per common share	$0.1575	$0.1500	$0.6225	$0.4500

CSG Systems International, Inc.

February 4, 2015

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Year Ended
	December 31, 2014	December 31, 2013
Cash flows from operating activities:
Net income	$36,959	$51,351
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	14,084	18,633
Amortization	33,553	37,819
Amortization of original issue discount	5,781	5,352
Loss on short-term investments and other	1,123	910
(Gain) loss on disposition of business operations	(222)	3,017
Loss on termination of pension plan	-	3,221
Deferred income taxes	41	(1,764)
Excess tax benefit of stock-based compensation awards	(2,060)	(677)
Stock-based employee compensation	16,655	14,796
Subtotal	105,914	132,658
Changes in operating assets and liabilities:
Trade accounts receivable, net	(14,326)	(2,319)
Other current and non-current assets	(3,230)	(7,163)
Income taxes payable/receivable	(3,508)	4,556
Trade accounts payable and accrued liabilities	4,359	(994)
Deferred revenue	(5,558)	(104)
Net cash provided by operating activities	83,651	126,634
Cash flows from investing activities:
Purchases of property and equipment	(25,985)	(30,076)
Purchases of short-term investments	(190,427)	(183,575)
Proceeds from sale/maturity of short-term investments	197,466	89,688
Acquisition of business, net of cash acquired	-	(2,926)
Acquisition of and investments in client contracts	(5,600)	(7,092)
Proceeds from the disposition of business operations	1,130	4,530
Net cash used in investing activities	(23,416)	(129,451)
Cash flows from financing activities:
Proceeds from issuance of common stock	1,394	1,591
Payment of cash dividends	(20,530)	(14,454)
Repurchase of common stock	(25,138)	(15,478)
Payments on acquired equipment financing	(1,097)	(2,723)
Payments on long-term debt	(15,000)	(15,000)
Excess tax benefit of stock-based compensation awards	2,060	677
Net cash used in financing activities	(58,311)	(45,387)
Effect of exchange rate fluctuations on cash	(2,898)	(2,857)
Net decrease in cash and cash equivalents	(974)	(51,061)
Cash and cash equivalents, beginning of period	82,686	133,747
Cash and cash equivalents, end of period	$81,712	$82,686
Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$8,265	$9,440
Income taxes	25,153	6,149

CSG Systems International, Inc.

February 4, 2015

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenues by Geography

	Quarter Ended December 31, 2014	Quarter Ended September 30, 2014	Quarter Ended December 31, 2013
Americas	83%	85%	84%
Europe, Middle East and Africa	11%	10%	12%
Asia Pacific	6%	5%	4%
Total Revenues	100%	100%	100%

	Year Ended December 31, 2014	Year Ended December 31, 2013
Americas	85%	85%
Europe, Middle East and Africa	10%	11%
Asia Pacific	5%	4%
Total Revenues	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended December 31, 2014	Quarter Ended September 30, 2014	Quarter Ended December 31, 2013
Comcast	22%	22%	20%
DISH	14%	15%	15%
Time Warner	11%	11%	10%

	Year Ended December 31, 2014	Year Ended December 31, 2013
Comcast	22%	19%
DISH	15%	15%
Time Warner	11%	11%

ACP Customer Accounts (in thousands, at end of period)

	December 31, 2014	September 30, 2014	December 31, 2013
Cable/Satellite Customer Accounts	51,486	50,036	49,489

CSG Systems International, Inc.

February 4, 2015

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

February 4, 2015

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Restructuring and reorganization charges	X	X
Acquisition-related charges	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	—	X
Unusual income tax matters	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Restructuring and reorganization charges are infrequent expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Acquisition-related charges relate to direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results. These charges typically include expenses related to legal, accounting, and other professional services. The exclusion of these charges in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG, but instead is more dependent on CSG’s stock price at the date the equity award is granted, and the employee service period over which the equity awards vest. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to acquired intangible assets (e.g., software, client relationships, etc.), which are then amortized to expense over their estimated useful lives. This annual

CSG Systems International, Inc.

February 4, 2015

amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG would incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible debt securities OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible debt securities for cash flow, liquidity, and debt service purposes.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, liquidity, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, and unusual items, such as restructuring and reorganization charges, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

CSG Systems International, Inc.

February 4, 2015

Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended December 31, 2014		Quarter Ended December 31, 2013
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$19,125	9.9%	$16,435	8.4%
Restructuring and reorganization charges	4,928	2.5%	11,466	5.9%
Acquisition-related charges	-	-%	62	0.0%
Stock-based compensation	4,405	2.3%	3,299	1.7%
Amortization of acquired intangible assets	3,624	1.9%	4,550	2.4%
Non-GAAP operating income	$32,082	16.6%	$35,812	18.4%

	Year Ended December 31, 2014		Year Ended December 31, 2013
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$75,690	10.1%	$76,704	10.3%
Restructuring and reorganization charges	13,969	1.9%	12,405	1.7%
Acquisition-related charges	-	-%	62	0.0%
Stock-based compensation	16,655	2.2%	14,796	2.0%
Amortization of acquired intangible assets	15,408	2.0%	19,220	2.5%
Non-GAAP operating income	$121,722	16.2%	$123,187	16.5%

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended December 31, 2014		Quarter Ended December 31, 2013
	Pretax Amount (1)	EPS (3)	Pretax Amount (1)	EPS (4)
GAAP income before income taxes	$16,715	$0.38	$12,482	$0.27
Restructuring and reorganization charges	4,928		11,466
Acquisition-related charges	-		62
Stock-based compensation	4,405		3,299
Amortization of acquired intangible assets	3,624		4,550
Amortization of OID	1,487		1,377
Non-GAAP income before income taxes (2)	$31,159	$0.61	$33,236	$0.63

CSG Systems International, Inc.

February 4, 2015

	Year Ended December 31, 2014		Year Ended December 31, 2013
	Pretax Amount (1)	EPS (3)	Pretax Amount (1)	EPS (4)
GAAP income before income taxes	$61,522	$1.10	$61,519	$1.56
Restructuring and reorganization charges	13,969		12,405
Acquisition-related charges	-		62
Stock-based compensation	16,655		14,796
Amortization of acquired intangible assets	15,408		19,220
Amortization of OID	5,781		5,352
Non-GAAP income before income taxes (2)	$113,335	$2.12	$113,354	$2.21
(1)

These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of the results of operations in the accompanying Unaudited Condensed Consolidated Statements of Income.

(2)

Non-GAAP EPS is calculated by taking the non-GAAP income before income taxes and deducting from this amount non-GAAP income taxes calculated by using the non-GAAP effective income tax rate for the period, and then dividing the result of this calculation by the outstanding diluted shares for the period.

(3)

For the fourth quarter and year ended December 31, 2014, the GAAP effective income tax rate was 24% and 40%, respectively, the non-GAAP effective income tax rate was approximately 34% and 37%, respectively, and the outstanding diluted shares were 33.4 million and 33.7 million, respectively. The fourth quarter difference between the GAAP and the non-GAAP effective income tax rate relates primarily to the timing of the 2014 R&D tax credit legislation. The anticipated quarterly benefit of the credits is included in each of the quarters of 2014 for non-GAAP purposes; however, the fourth quarter GAAP tax rate reflects the entire benefit of the full year impact of the R&D tax credits, as the legislation was not passed until December.

(4)

For the fourth quarter and year ended December 31, 2013, the GAAP effective income tax rate was 27% and 17%, respectively, the non-GAAP effective income tax rate was approximately 36% for both periods, and the outstanding diluted shares were 33.8 million and 32.9 million, respectively.

The GAAP effective income tax rate for the quarter and year ended December 31, 2013 benefited from the following items, which are excluded from our non-GAAP effective income tax rates for these same periods:

•	the reduction of certain tax allowances related to foreign operations, which provided a benefit of approximately $0.08 per diluted share for the quarter and the year ended December 31, 2013;
•

incremental R&D income tax credits claimed in the third quarter of 2013 for development activities from previous years, which provided a benefit of approximately $0.17 per diluted share for the year ended December 31, 2013; and

•

the recognition of the 2012 R&D tax credits of approximately $0.17 per diluted share for the year ended December 31, 2013, that were recognized for GAAP purposes in the first quarter of 2013 since the credit legislation was passed by Congress in January 2013.

CSG Systems International, Inc.

February 4, 2015

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operating activities are provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
GAAP operating income	$19,125	$16,435	$75,690	$76,704
Restructuring and reorganization charges	4,928	11,466	13,969	12,405
Acquisition-related charges	-	62	-	62
Depreciation	3,605	4,254	14,084	18,633
Amortization of acquired intangible assets (5)	3,624	4,550	15,408	19,220
Amortization of other intangible assets (5)	4,152	4,262	15,820	16,179
Stock-based compensation	4,405	3,299	16,655	14,796
Adjusted EBITDA	$39,839	$44,328	$151,626	$157,999
Adjusted EBITDA as a percentage of revenues	21%	23%	20%	21%

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net income	$12,632	$9,081	$36,959	$51,351
Interest expense (6)	2,553	2,897	10,453	11,621
Amortization of OID	1,487	1,377	5,781	5,352
Interest and investment income and other, net	(1,630)	(321)	(2,066)	(1,788)
Income tax provision	4,083	3,401	24,563	10,168
Depreciation	3,605	4,254	14,084	18,633
Amortization of acquired intangible assets (5)	3,624	4,550	15,408	19,220
Amortization of other intangible assets (5)	4,152	4,262	15,820	16,179
Stock-based compensation	4,405	3,299	16,655	14,796
Acquisition-related charges	-	62	-	62
Restructuring and reorganization charges	4,928	11,466	13,969	12,405
Adjusted EBITDA	$39,839	$44,328	$151,626	$157,999

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Cash flows from operating activities	$47,745	$40,052	$83,651	$126,634
Income tax provision	4,083	3,401	24,563	10,168
Changes in operating assets and liabilities and deferred taxes	(17,136)	(6,809)	22,222	7,788
Interest expense (6)	2,553	2,897	10,453	11,621
Interest and investment income and other, net	(1,630)	(321)	(2,066)	(1,788)
Loss on disposition of business operations	-	(3,017)	222	(3,017)
Acquisition-related charges	-	62	-	62
Restructuring and reorganization charges	4,928	9,127	13,969	9,184
Other	(704)	(1,064)	(1,388)	(2,653)
Adjusted EBITDA	$39,839	$44,328	$151,626	$157,999

CSG Systems International, Inc.

February 4, 2015

(5)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Amortization of acquired intangible assets	$3,624	$4,550	$15,408	$19,220
Amortization of other intangible assets	4,152	4,262	15,820	16,179
Amortization of deferred financing costs	570	594	2,325	2,420
Total amortization	$8,346	$9,406	$33,553	$37,819
(6)	Interest expense includes amortization of deferred financing costs as provided in Note 5 above.

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Cash flows from operating activities	$47,745	$40,052	$83,651	$126,634
Purchases of property and equipment	(4,579)	(11,090)	(25,985)	(30,076)
Non-GAAP free cash flow	$43,166	$28,962	$57,666	$96,558

Non-GAAP Financial Measures – 2015 Financial Guidance

Non-GAAP Operating Income Margin:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2015 full year financial guidance, is as follows:

2015 Guidance
GAAP operating income margin	12.0%
Stock-based compensation (7)	3.0%
Amortization of acquired intangible assets (8)	1.5%
Non-GAAP operating income margin (“approximately 16.5%”)	16.5%

(7)	This represents the pretax impact of stock-based compensation expense of an estimated $22 million on CSG’s operating income margin as a percentage of the midpoint of 2015 revenue guidance.
(8)

This represents the pretax impact of amortization of acquired intangible assets expense of an estimated $12 million on CSG’s operating income margin as a percentage of the midpoint of 2015 revenue guidance.

CSG Systems International, Inc.

February 4, 2015

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2015 full year financial guidance is as follows (in thousands, except per share amounts):

	2015 Guidance Range
	Low Range		High Range
	Pretax Amount (9)	EPS (11)	Pretax Amount (9)	EPS (11)
GAAP income before income taxes	$72,000	$1.36	$77,000	$1.45
Stock-based compensation	22,000		22,000
Amortization of acquired intangible assets	12,000		12,000
Amortization of OID	6,000		6,000
Non-GAAP income before income taxes (10)	$112,000	$2.20	$117,000	$2.30
(9)	These items (on a pretax basis) are calculated in accordance with GAAP, and will be reflected as part of the results of operations in CSG’s Unaudited Condensed Consolidated Statements of Income.
(10)

Non-GAAP EPS is calculated by taking the non-GAAP income before income taxes and deducting from this amount non-GAAP income taxes calculated by using the non-GAAP effective income tax rate for the period, and then dividing the result of this calculation by the outstanding diluted shares for the period.

(11)

For 2015, the estimated effective income tax rate for non-GAAP purposes is expected to be approximately 37%, which assumes Congress will approve the 2015 R&D income tax credit legislation prior to the end of 2015. The weighted-average diluted shares outstanding are expected to be 32.0 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operations are provided below for CSG’s 2015 full year financial guidance at the mid-point (in thousands, except percentages):

2015
GAAP operating income	$92,000
Depreciation	17,000
Amortization of acquired intangible assets	12,000
Amortization of other intangible assets	13,000
Stock-based compensation	22,000
Non-GAAP Adjusted EBITDA	$156,000
Non-GAAP Adjusted EBITDA as a percentage of revenues	21%

CSG Systems International, Inc.

February 4, 2015

2015
Net income	$45,000
Interest expense	11,000
Amortization of OID	6,000
Income tax provision	30,000
Depreciation	17,000
Amortization of acquired of intangible assets	12,000
Amortization of other intangible assets	13,000
Stock-based compensation	22,000
Non-GAAP Adjusted EBITDA	$156,000

2015
Cash flows from operating activities (midpoint of guidance)	$108,000
Income tax provision	30,000
Changes in operating assets and liabilities and deferred taxes	7,000
Interest expense	11,000
Non-GAAP Adjusted EBITDA	$156,000

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

2015
Cash flows from operating activities (midpoint of guidance)	$108,000
Purchases of property and equipment	(30,000)
Non-GAAP free cash flow	$78,000